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                                                                 Exhibit 10(s)

                              EMPLOYMENT AGREEMENT
                              --------------------

         This  agreement  is made  between  David G.  Gartzke  ("Employee")  and
Minnesota  Power,  a  Minnesota  corporation,   located  in  Duluth,  Minnesota,
effective May 1, 1995.

         WHEREAS, Employee and Minnesota Power desire to enter into an agreement with respect to certain aspects of the employment relationship existing between them; and

         WHEREAS, Employee enters into this agreement voluntarily and of his own free will and deed;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:

1. Employment. Minnesota Power hereby agrees to continue to employ Employee and Employee hereby agrees to continue his employment upon the terms and conditions contained herein.

2. Election to Office. At its Annual Directors' Meeting to be held May 9, 1995, Minnesota Power agrees to elect Employee to the office of Senior Vice President to serve in this capacity until a successor is elected, qualified, or until his earlier resignation or removal.

3. Duties. As requested by Minnesota Power, Employee agrees to devote full working time and best efforts to the service of Minnesota Power from the date hereof through May 31, 1998 in such senior executive capacity, consistent with Employee's experience and abilities, as the Chairman, President, or Chief Executive Officer of Minnesota Power may from time to time reasonably assign. Employee shall at all times during employment hereunder conduct himself in a manner consistent with his


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Employment Agreement

         position at Minnesota Power and shall not knowingly perform any act contrary to the best interest of Minnesota Power.

4.       Compensation.
         (a) Employee's base salary shall be $169,000 per year, payable in biweekly installments or in accordance with the general practice of Minnesota Power from time to time, subject to any increase by the Board of Directors which shall review the salary annually. Employee shall participate in benefit plans of Minnesota Power consistent with the terms of such plans, including the eligibility requirements of such plans. Employee shall be entitled to vacation each year in accordance with vacation policies then in effect.
         (b) Minnesota Power shall continue to pay Employee's base salary under this Agreement through May 31, 1998 unless: (i) Employment is earlier terminated pursuant to section 5 of this Agreement, in which case Minnesota Power's obligation to pay any further salary under this agreement shall cease, or (ii) Minnesota Power has released Employee from his obligation to provide full-time services to Minnesota Power as provided under Section 3 of this Agreement and Employee has found other employment, in which case the amount paid by Minnesota Power as stated above shall be reduced by any amounts earned by the Employee in connection with his other employment.

5.       Death or Disability.
         This Agreement and Employee's employment with Minnesota Power may be terminated immediately upon the occurrence of any one of the following events:
         (a)  Death of the Employee, or
         (b) Physical or mental disability of the Employee which prevents the Employee from performing duties under this Agreement for a consecutive period of at least 120 days or for at least 150 days in a period of 200 days.

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Employment Agreement

6. Term of Agreement. This Agreement shall terminate upon the last date that payment by Minnesota Power is due hereunder. If Employee continues in active, full-time service of Minnesota Power through May 31, 1998, then Employee may continue his employment thereafter, as an at-will employee, for so long as the Employee and Minnesota Power may mutually agree.

7. No Pledge or Assignment. This Agreement is personal to each of the parties hereto and neither party may assign nor delegate any of the rights or obligations hereunder without first obtaining a written consent of the other party.

8. Governing Law. Minnesota Power and Employee agree that this Agreement shall be governed by the laws of the state of Minnesota.

         IN WITNESS WHEREOF, Minnesota Power has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his signature as of the day and year first written above.


Chairman of the Board                      Employee


Arend J. Sandbulte                         David G. Gartzke
-------------------------------------      ------------------------------------
Signature                                  Signature


5-22-95                                    5-22-95
-------------------------------------      ------------------------------------
Date                                       Date


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